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                                                                      EXHIBIT 21

                      SUBSIDIARIES OF APPLICA INCORPORATED


The following companies are direct or indirect wholly owned subsidiaries of Applica Incorporated:

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         Name of Subsidiary                                   Jurisdiction of Incorporation
         ------------------                                   -----------------------------
1.       WD Delaware, Inc.                                    Delaware
2.       Eclat Investments Ltd.                               Cayman Islands
3.       Windmere Holdings Corporation                        Delaware
4.       HP Intellectual Corp.                                Delaware
5.       Applica Consumer Products, Inc.                      Florida
6.       Sandgate Services Limited                            Hong Kong
7.       HP Delaware, Inc.                                    Delaware
8.       PPC Industries Ltd.                                  British Virgin Islands
9.       Windmere SPC LLC                                     Cayman Islands
10.      Bay Books & Tapes, Inc.                              Florida
11.      Household Products Chile Comercial Limitada          Chile
12.      Applica de Colombia Limitada                         Colombia
13.      HPG de Venezuela                                     Venezuela
14.      HP (BVI) Limited                                     British Virgin Islands
15.      HP Americas, Inc.                                    Delaware
16.      Household Products (Asia) Limited                    Hong Kong
17.      Applica Denmark ApS                                  Denmark
18.      Remdale Investments Limited                          British Virgin Islands
19.      Durable Electric Limited                             Hong Kong
20.      Durable Electrical Metal Factory Limited             Hong Kong
21.      Applica Asia Limited                                 Hong Kong
22.      Maanring Holding B.V.                                Netherlands
23.      Tofino Investment Limited                            British Virgin Islands
24.      Applica Manufacturing, S. de R.L. de C.V.            Mexico
25.      Applica de Mexico, S. de R.L. de C.V.                Mexico
26.      Applica Canada Corporation                           Nova Scotia
27.      Windmere Durable (Asia) Limited                      Hong Kong
28.      Novotek Limited                                      Hong Kong
29.      Redcliffe Import and Export Limited                  Hong Kong
30.      Parawind Limited                                     Hong Kong
31.      Delanee Limited                                      Hong Kong
32.      Windmere (Shenzhen) Limited                          Hong Kong
33.      HPG LLC                                              Delaware
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The following company is 50% owned by Applica Incorporated:

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

34.      Anasazi Partners, L.P.                               Massachusetts

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